Exhibit 1.1

November 28, 2012

STRICTLY CONFIDENTIAL

Arrowhead Research Corporation

225 South Lake Avenue, Suite 1050

Pasadena, CA 91101

Attn: Christopher Anzalone Ph.D.

Dear Dr. Anzalone:

This letter agreement (this “Agreement”) constitutes the agreement between Arrowhead Research Corporation (the “Company”) and Dawson James Securities, Inc. (“Dawson”) that Dawson shall serve as the exclusive placement agent for the Company (“Direct Placement”) on a reasonable best efforts basis, in connection with the proposed transaction, or series of transactions, to occur during the Term (as defined below) (each, a “Placement”). The Placement shall consist of securities (the “Securities”) of the Company, which Securities may include one or any combination of the following: common stock of the Company, $0.001 par value per share (the “Common Stock”) or warrants to purchase shares of Common Stock (“Warrants”). The terms of such Placement and the Securities issued in connection therewith shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein implies that Dawson would have the power or authority to bind the Company or any Purchaser, and the Company shall not, and nothing herein implies that the Company shall, have an obligation to issue any Securities or complete a Direct Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with a Placement shall be collectively referred to herein as the “Transaction Documents.” The date of a closing of a Placement during the Term (including any subsequent closings that occur pursuant to a Placement during the Term, whether at the discretion of the Company, the Purchasers (through additional investment rights or otherwise), milestones or otherwise) shall be referred to herein as a “Closing Date.” The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Dawson or any Purchaser to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Dawson with respect to securing any other financing on behalf of the Company. Annex A shall apply to this Agreement in addition to the provisions set forth herein.

The sale of Securities to any Purchaser will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such Purchaser. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Purchasers.

Notwithstanding anything herein to the contrary, in the event that Dawson determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall, as may be reasonably requested by Dawson, agree to amend this Agreement in writing upon the request of Dawson to comply with any such rules; provided that any such amendments shall not provide for any terms that are less favorable to the Company.

A. Fees. In connection with the services described above, the Company shall pay to Dawson the following compensation:

1. Dawson’s Fee. The Company shall pay to Dawson a cash placement fee (the “Dawson’s Fee”) on each Closing Date equal to 6% of the aggregate purchase price paid by each purchaser of Securities that are placed in a Placement on such Closing Date during the Term other than those persons listed on Annex B hereto, as to which no fee shall be payable to Dawson in the initial Placement. The Company and Dawson agree to negotiate in good faith with regard to Dawson’s Fee on proceeds raised from institutional investors listed on Annex B in subsequent placements. Dawson’s Fee shall be paid at the closing of the Placement (the “Closing”) through a third party escrow agent from the gross proceeds of the Securities sold, but only if the gross offering proceeds are initially paid to an escrow agent; otherwise, the Company shall pay Dawson’s Fee directly to Dawson at the Closing.

2. Such number of warrants (the “Dawson Warrants”) to Dawson or its designees at the Closing to purchase shares of Common Stock equal to 6% of the aggregate number of Shares sold to investors in the Placement (other than those investors listed on Annex B) in the Placement, plus any Shares underlying any convertible Securities sold in the Placement to such purchasers. The Company and Dawson agree to negotiate in good faith with regard to Dawson’s Warrants on proceeds raised from institutional investors listed on Annex B in subsequent placements. The Dawson Warrants shall have the same terms as the warrants (if any) issued to the investors in the Placement. except that: (a) the exercise price shall be 125% of the public offering price per unit (or public offering price per share if units are not sold in the Placement), (b) the expiration date shall be: (i) if warrants are issued to investors in the Placement, (x) the earlier of (i) the expiration date of the warrants issued to the investors in the Placement or (y) five years from the effective date of the shelf registration statement and (ii) if warrants are not issued to investors in the Placement, five years from the effective date of the shelf registration statement and (c) the Dawson Warrants shall not have anti-dilution protection or be transferable for six months from the date of the Offering, except as permitted by FINRA Rule 5110. Further, the number of Shares underlying the Dawson Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

3. Management Fee. Provided that the Company receives during the Term aggregate gross proceeds of at least $1,000,000 from Purchasers other than those set forth on Annex B, the Company will pay Dawson a non-accountable management fee equal to 1% of the gross proceeds of all Securities sold during the Term (including those sold to the Annex B investors), which fee shall be paid at the first Closing in which the $1,000,000 threshold is met (and each Closing during the Term thereafter).

B. Term and Termination of Engagement. The term (the “Term”) of Dawson’s engagement will begin on the date hereof and end on the earlier of 10 calendar days after the date hereof, or if the Placement is consummated, 90 calendar days after the consummation of the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in Section H hereof will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section A hereof, if any, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d). Upon any expiration or termination of this Agreement, the Company’s obligation to reimburse Dawson for out of pocket accountable expenses actually and reasonably incurred by Dawson during the Term and reimbursable upon closing of the Placement pursuant to Section A, if any, or otherwise due under Section A hereof, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).

C. Expense Reimbursement. Out of the proceeds of each Closing the Company also agrees to pay Dawson an accountable expense allowance of 0.8% of the aggregate gross proceeds raised on each Closing Date of a Direct Placement (including proceeds from investors listed on Annex B), subject to an overall cap of $35,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

D. Use of Information. The Company will furnish Dawson such written information as Dawson reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Dawson will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to an Placement and that Dawson does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to an Placement, including, without limitation, any financial information, forecasts or projections considered by Dawson in connection with the provision of its services. The Company further acknowledges and agrees that Dawson may rely on the Company’s representations and warranties provided to the Purchasers in the Transaction Documents, to the extent necessary for Dawson to perform its services hereunder with respect to the Placement.

E. Confidentiality. In the event of the consummation or public announcement of any Placement, Dawson shall have the right to disclose its participation in such Placement, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F. Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, the Securities Act of 1933, as amended (the “Securities Act”), and unless otherwise agreed in writing, all state securities (“blue sky”) laws. Dawson agrees to cooperate with counsel to the Company in that regard.

G. Financial Advisor. Dawson acknowledges that Trout Group has been engaged by the Company to provide financial advisory services, including during the Term and in connection with the Placements. In that capacity, Trout may be entitled to receive compensation from the Company for such services.

H. Indemnity.

1. In connection with the Company’s engagement of Dawson as placement agent, the Company hereby agrees to indemnify and hold harmless Dawson and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Dawson, or (B) otherwise relate to or arise out of Dawson’s activities on the Company’s behalf under Dawson’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Dawson except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

2. The Company further agrees that it will not, without the prior written consent of Dawson (which consent will not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Dawson is the Indemnified Person), the Company and Dawson shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Dawson on the other, in connection with Dawson’s engagement referred to above, subject to the limitation that in no event shall the amount of Dawson’s contribution to such Claim exceed the amount of fees actually received by Dawson from the Company pursuant to Dawson’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Dawson on the other, with respect to Dawson’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the Placement (whether or not consummated) for which Dawson is engaged to render services bears to (b) the fee paid or proposed to be paid to Dawson in connection with such engagement.

5. The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

I. Limitation of Engagement to the Company. The Company acknowledges that Dawson has been retained only by the Company, that Dawson is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Dawson is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Dawson or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Dawson, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Dawson, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Dawson to the Company in connection with Dawson’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Placement, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Dawson shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Dawson.

J. Limitation of Dawson’s Liability to the Company. Dawson and the Company further agree that neither Dawson nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Dawson and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Dawson.

K. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the expiration or termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Dawson and the Company.

L. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Dawson, to Dawson James Securities, Inc., 925 South Federal Highway, Suite 600, Boca Raton, Florida 33432, fax number (561) 391-5757, Attention: Chief Executive Officer, and if sent to the Company, to the address set forth on the first page hereof, fax number 626-304-3401; Attention: Chief Executive Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

M. Miscellaneous. This Agreement shall not be modified or amended except in writing signed by Dawson and the Company. This Agreement shall be binding upon and inure to the benefit of both Dawson and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Dawson and the Company with respect to this Placement and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Dawson and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

DAWSON JAMES SECURITIES, INC.

By	/s/ Robert D. Keyser Jr.
	Name:	Robert D. Keyser Jr.
	Title:	Chief Executive Officer

Accepted and Agreed:

ARROWHEAD RESEARCH CORPORATION

By	/s/ Jane Davidson
	Name:	Jane Davidson
	Title:	Vice President, Administration

Annex A

SECTION 1. REPRESENTATIONS AND WARRANTIES

Except as set forth in the Registration Statement or Prospectus Supplement, the Company hereby makes the representations and warranties set forth in the purchase agreement with the Purchasers to Dawson as of the date of the Placement and as of the Closing Date, as if set forth in full in this Agreement, and the Company further represents to Dawson that:

(A) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for Dawson’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(B) FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(C) Registration Statement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on under the Securities Act of 1933, as amended (the “Securities Act”), which became effective for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised Dawson of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein. The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities has been registered by the Company under the Securities Act. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder.

(D) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. The Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(E) The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of Dawson, prepare, use or refer to, any free writing prospectus.

(F) The Company has delivered, or will as promptly as practicable deliver, to Dawson complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as Dawson reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 2. CLOSING. The obligations of Dawson and the Purchasers, and the closing of the sale of the Securities under the Transaction Documents are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained or incorporated herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of Dawson.

(B) Dawson shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for Dawson, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each Transaction Document, and the Securities, and, if the Securities are registered, the Registration Statement, the Base Prospectus and the Prospectus Supplement, and all other legal matters relating to the Transaction documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for Dawson, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D) Dawson shall have received from outside counsel to the Company such counsel’s written opinion, addressed to Dawson and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to Dawson.

(E) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Dawson, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated under the Transaction Documents or pursuant to the Prospectus Supplement.

(F) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions shall have been provided to Dawson. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(G) Subsequent to the execution and delivery of the Transaction Documents or underwriting agreement, as applicable, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the NYSE Equity or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of Dawson, impracticable or inadvisable to proceed with the sale or delivery of the Securities.

(H) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(I) The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(J) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by Dawson, make or authorize Dawson’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

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